PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
630 Fifth Ave, Ste 2400
New York, New York 10111
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com

FOR IMMEDIATE RELEASE

CHIMERA INVESTMENT CORPORATION REPORTS 2ND QUARTER 2023 EARNINGS
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the second quarter ended June 30, 2023.
Financial Highlights:
•2ND QUARTER GAAP NET INCOME OF $0.08 PER DILUTED COMMON SHARE
•2ND QUARTER EARNINGS AVAILABLE FOR DISTRIBUTION(1) OF $0.12 PER DILUTED COMMON SHARE.
•GAAP BOOK VALUE OF $7.29 PER COMMON SHARE

Business Highlights:

Second Quarter

•Repurchased 5.8 million shares for $33 million at an average price of $5.66 per share.
•Settled $475 million of non-qualifying investor owned residential mortgage loans and $160 million of seasoned re-performing residential mortgage loans and contributed them to securitizations.
•Sponsored five securitizations during the quarter:
◦$451 million CIM 2023-R3
◦$67 million CIM 2023-NR2
◦$394 million CIM 2023-R4
◦$236 million CIM 2023-I1
◦$239 million CIM 2023-I2
•Reduced our recourse financing exposure by $509 million and replaced it with non-recourse financing.

“We believe that the steps we have taken during the first half of the year have put us in a good position to reduce our financing costs as well as to take advantage of future investment opportunities”, said Phillip Kardis, CEO.

(1) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 6.

Other Information
Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through its subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	June 30, 2023	December 31, 2022
Cash and cash equivalents	$200,940	$264,600
Non-Agency RMBS, at fair value (net of allowance for credit losses of $13 million and $7 million, respectively)	1,092,205	1,147,481
Agency MBS, at fair value	136,326	430,944
Loans held for investment, at fair value	11,929,537	11,359,236
Accrued interest receivable	71,281	61,768
Other assets	73,026	133,866
Derivatives, at fair value	6,328	4,096
Total assets (1)	$13,509,643	$13,401,991
Liabilities:
Secured financing agreements ($3.9 billion and $4.7 billion pledged as collateral, respectively, and includes $354 million and $374 million at fair value, respectively)	$2,686,522	$3,434,765
Securitized debt, collateralized by Non-Agency RMBS ($262 million and $276 million pledged as collateral, respectively)	77,195	78,542
Securitized debt at fair value, collateralized by Loans held for investment ($11.4 billion and $10.0 billion pledged as collateral, respectively)	8,041,276	7,100,742
Payable for investments purchased	7,071	9,282
Accrued interest payable	37,425	30,696
Dividends payable	52,344	64,545
Accounts payable and other liabilities	28,407	16,616
Total liabilities (1)	$10,930,240	$10,735,188

Commitments and Contingencies (See Note 15)

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 500,000,000 shares authorized, 226,344,682 and 231,824,192 shares issued and outstanding, respectively	2,263	2,318
Additional paid-in-capital	4,289,449	4,318,388
Accumulated other comprehensive income	210,674	229,345
Cumulative earnings	4,132,332	4,038,942
Cumulative distributions to stockholders	(6,055,687)	(5,922,562)
Total stockholders' equity	$2,579,403	$2,666,803
Total liabilities and stockholders' equity	$13,509,643	$13,401,991
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of June 30, 2023, and December 31, 2022, total assets of consolidated VIEs were $11,116,487 and $10,199,266, respectively, and total liabilities of consolidated VIEs were $7,756,156 and $6,772,125, respectively.

Net Income (Loss)
(dollars in thousands, except share and per share data)
(unaudited)
	For the Quarters Ended		For the Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2023	June 30, 2022
Net interest income:
Interest income (1)	$196,859	$189,250	$386,109	$397,532
Interest expense (2)	131,181	119,615	250,796	142,939
Net interest income	65,678	69,635	135,313	254,593

Increase (decrease) in provision for credit losses	2,762	3,062	5,824	4,737

Other investment gains (losses):
Net unrealized gains (losses) on derivatives	17,994	(8,551)	9,443	(1,618)
Realized gains (losses) on derivatives	(6,822)	(34,134)	(40,957)	—
Periodic interest cost of swaps, net	4,159	2,819	6,977	—
Net gains (losses) on derivatives	15,331	(39,866)	(24,537)	(1,618)
Net unrealized gains (losses) on financial instruments at fair value	6,954	64,592	71,546	(609,412)
Net realized gains (losses) on sales of investments	(21,758)	(5,264)	(27,022)	—
Gains (losses) on extinguishment of debt	4,039	2,309	6,348	(2,897)
Other investment gains (losses)	(421)	117	(303)	980
Total other gains (losses)	4,145	21,888	26,032	(612,947)

Other expenses:
Compensation and benefits	7,677	10,491	18,168	20,211
General and administrative expenses	6,471	5,778	12,247	11,657
Servicing and asset manager fees	8,408	8,417	16,825	18,607
Transaction expenses	8,456	6,409	14,865	10,531
Total other expenses	31,012	31,095	62,105	61,006
Income (loss) before income taxes	36,049	57,366	93,416	(424,097)
Income taxes	25	—	26	24
Net income (loss)	$36,024	$57,366	$93,390	$(424,121)

Dividends on preferred stock	18,438	18,438	36,875	36,845

Net income (loss) available to common shareholders	$17,586	$38,928	$56,515	$(460,966)

Net income (loss) per share available to common shareholders:
Basic	$0.08	$0.17	$0.24	$(1.95)
Diluted	$0.08	$0.17	$0.24	$(1.95)

Weighted average number of common shares outstanding:
Basic	231,628,141	231,994,620	231,810,368	236,156,868
Diluted	233,867,501	235,201,614	234,690,759	236,156,868

(1) Includes interest income of consolidated VIEs of $149,674 and $140,209 for the quarters ended June 30, 2023 and 2022, respectively, and $289,576 and $271,275 for the six months ended June 30, 2023 and 2022, respectively.

(2) Includes interest expense of consolidated VIEs of $72,624 and $50,193 for the quarters ended June 30, 2023 and 2022, respectively, and $132,776 and $92,684 for the six months ended June 30, 2023 and 2022, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended		For the Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Comprehensive income (loss):
Net income (loss)	$36,024	$(161,327)	$93,390	$(424,121)
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(14,081)	(58,369)	(19,984)	(99,324)
Reclassification adjustment for net realized losses (gains) included in net income	—	—	1,313	—
Other comprehensive income (loss)	(14,081)	(58,369)	$(18,671)	$(99,324)
Comprehensive income (loss) before preferred stock dividends	$21,943	$(219,696)	$74,719	$(523,445)
Dividends on preferred stock	$18,438	$18,438	$36,875	$36,845
Comprehensive income (loss) available to common stock shareholders	$3,505	$(238,134)	$37,844	$(560,290)

Earnings available for distribution

Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, realized gains or losses on the sales of investments, gains or losses on the extinguishment of debt, changes in the provision for credit losses, other gains or losses on equity investments, and transaction expenses incurred. Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations and certain structured secured financing agreements and include costs such as underwriting fees, legal fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. In addition, stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense.

Earnings available for distribution is the Economic net interest income, as defined previously, reduced by compensation and benefits expenses (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing and asset manager fees, income tax benefits or expenses incurred during the period, as well as the preferred dividend charges.

We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include (among others) REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. In addition, Earnings available for distribution is different than REIT taxable income and the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders in order to maintain qualification as a REIT is not based on Earnings available for distribution. Therefore, Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution as described above helps us and investors evaluate our financial performance period over period without the impact of certain transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(dollars in thousands, except per share data)
GAAP Net income (loss) available to common stockholders	$17,586	$38,928	$78,716	$(204,583)	$(179,765)
Adjustments:
Net unrealized (gains) losses on financial instruments at fair value	(6,954)	(64,592)	(112,026)	239,513	239,246
Net realized (gains) losses on sales of investments	21,758	5,264	39,443	37,031	—
(Gains) losses on extinguishment of debt	(4,039)	(2,309)	—	—	2,897
Increase (decrease) in provision for credit losses	2,762	3,062	3,834	(1,534)	4,497
Net unrealized (gains) losses on derivatives	(17,994)	8,551	10,171	(10,307)	1,618
Realized gains (losses) on derivatives	6,822	34,134	561	—	—
Transaction expenses	8,456	6,409	3,274	2,341	6,727
Stock Compensation expense for retirement eligible awards	(388)	2,141	(309)	(310)	(309)
Other investment (gains) losses	421	(117)	2,383	462	(980)
Earnings available for distribution	$28,430	$31,471	$26,047	$62,613	$73,931

GAAP net income (loss) per diluted common share	$0.08	$0.17	$0.34	$(0.88)	$(0.76)
Earnings available for distribution per adjusted diluted common share	$0.12	$0.13	$0.11	$0.27	$0.31

The following tables provide a summary of the Company’s MBS portfolio at June 30, 2023 and December 31, 2022.

	June 30, 2023
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,109,831	$45.80	64.66	5.5%	16.5%
Subordinated	594,038	50.00	47.04	3.8%	6.6%
Interest-only	2,983,593	5.37	3.19	0.5%	6.9%
Agency RMBS
Interest-only	401,285	4.72	3.22	0.1%	6.8%
Agency CMBS
Project loans	123,579	101.51	92.42	4.1%	4.0%
Interest-only	484,297	1.77	1.90	0.6%	7.9%
(1) Bond Equivalent Yield at period end.

	December 31, 2022
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,153,458	$46.09	$66.05	5.3%	16.4%
Subordinated	611,206	49.79	46.94	3.1%	6.8%
Interest-only	3,114,930	5.14	3.17	0.7%	5.3%
Agency RMBS
Interest-only	409,940	4.58	3.70	0.9%	5.0%
Agency CMBS
Project loans	302,685	101.85	95.62	4.3%	4.1%
Interest-only	2,669,396	5.23	4.73	0.7%	3.4%
(1) Bond Equivalent Yield at period end.

At June 30, 2023 and December 31, 2022, the secured financing agreements collateralized by MBS and Loans held for investment had the following remaining maturities and borrowing rates.

	June 30, 2023			December 31, 2022
	(dollars in thousands)
	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates
Overnight	$—	N/A	N/A	$—	N/A	NA
1 to 29 days	$336,274	6.44%	5.22% - 7.93%	$493,918	4.66%	3.63% - 6.16%
30 to 59 days	330,198	6.53%	6.01% - 7.57%	762,768	6.14%	4.60% - 7.34%
60 to 89 days	194,857	6.42%	6.11% - 7.72%	225,497	6.04%	4.70% - 7.12%
90 to 119 days	55,989	7.05%	6.36% - 7.37%	43,180	6.54%	5.50% - 6.70%
120 to 180 days	182,352	6.81%	6.38% - 7.43%	401,638	5.88%	5.57% - 6.92%
180 days to 1 year	389,290	6.92%	6.41% - 7.41%	402,283	6.06%	5.63% - 6.64%
1 to 2 years	843,745	9.27%	7.00% - 13.98%	251,286	13.98%	13.98% - 13.98%
2 to 3 years	—	—%	0.00% - 0.00%	480,022	8.07%	8.07% - 8.07%
Greater than 3 years	374,929	5.14%	5.10% - 6.80%	382,839	5.14%	5.10% - 6.07%
Total	$2,707,634	7.26%		$3,443,431	6.61%
(1) The outstanding balance for secured financing agreements in the table above is net of $2 million and $1 million of deferred financing cost as of June 30, 2023 and December 31, 2022, respectively.

The following table summarizes certain characteristics of our portfolio at June 30, 2023 and December 31, 2022.

	June 30, 2023	December 31, 2022
GAAP Leverage at period-end	4.2:1	4.0:1
GAAP Leverage at period-end (recourse)	1.0:1	1.3:1

	June 30, 2023	December 31, 2022	June 30, 2023	December 31, 2022
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	7.3%	7.5%	8.3%	8.9%
Senior	3.9%	4.0%	5.4%	5.9%
Subordinated	2.2%	2.3%	2.1%	2.2%
Interest-only	1.2%	1.2%	0.7%	0.8%
Agency RMBS	0.1%	0.1%	0.1%	0.1%
Interest-only	0.1%	0.1%	0.1%	0.1%
Agency CMBS	1.0%	3.3%	0.9%	3.2%
Project loans	0.9%	2.3%	0.9%	2.2%
Interest-only	0.1%	1.0%	0.1%	1.0%
Loans held for investment	91.6%	89.1%	90.7%	87.8%
Fixed-rate percentage of portfolio	96.7%	96.5%	95.9%	95.6%
Adjustable-rate percentage of portfolio	3.4%	3.5%	4.1%	4.4%

Economic Net Interest Income

Our Economic net interest income is a non-GAAP financial measure that equals GAAP net interest income adjusted for net periodic interest cost of interest rate swaps and excludes interest earned on cash. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting net periodic interest cost of interest rate swaps and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	GAAP Interest Expense	Periodic Interest Cost of Interest Rate Swaps	Economic Interest Expense	GAAP Net Interest Income	Periodic Interest Cost of Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Quarter Ended June 30, 2023	$196,859	$131,181	$(4,159)	$127,022	$65,678	$4,159	$(2,884)	$66,953
For the Quarter Ended March 31, 2023	$189,250	$119,615	$(2,819)	$116,796	$69,635	$2,819	$(3,035)	$69,419
For the Quarter Ended December 31, 2022	$187,286	$106,891	$1,629	$108,520	$80,395	$(1,629)	$(1,867)	$76,899
For the Quarter Ended September 30, 2022	$188,303	$83,464	$122	$83,586	$104,839	$(122)	$(540)	$104,177
For the Quarter Ended June 30, 2022	$195,357	$78,467	$—	$78,467	$116,890	$—	$(81)	$116,809
(1) Primarily interest income on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	June 30, 2023			March 31, 2023
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS	$18,798	$305	6.5%	$18,692	$322	6.9%
Agency CMBS	165,270	1,728	4.2%	307,846	2,957	3.8%
Non-Agency RMBS	976,994	29,543	12.1%	990,721	30,098	12.2%
Loans held for investment	12,585,384	162,399	5.2%	12,334,025	152,838	5.0%
Total	$13,746,444	$193,975	5.6%	$13,651,284	$186,215	5.5%

Liabilities and stockholders' equity:
Interest-bearing liabilities (2):
Secured financing agreements collateralized by:
Agency RMBS	$1,994	$27	5.4%	$4,095	$52	5.1%
Agency CMBS	133,306	1,651	5.0%	252,102	2,956	4.7%
Non-Agency RMBS	772,486	17,438	9.0%	762,989	16,063	8.4%
Loans held for investment	2,024,638	32,652	6.5%	2,189,967	34,839	6.4%
Securitized debt	8,584,803	75,254	3.5%	8,049,843	62,886	3.1%
Total	$11,517,226	$127,022	4.4%	$11,258,996	$116,796	4.1%

Economic net interest income/net interest rate spread		$66,953	1.2%		$69,418	1.4%

Net interest-earning assets/net interest margin	$2,229,219		1.9%	$2,392,288		2.0%

Ratio of interest-earning assets to interest bearing liabilities	1.19			1.21

(1) Interest-earning assets at amortized cost
(2) Interest includes periodic net interest cost on swaps

The table below shows our Net Income and Economic net interest income as a percentage of average stockholders' equity and Earnings available for distribution as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Earnings available for distribution are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity	Earnings available for distribution/Average Common Equity
	(Ratios have been annualized)
For the Quarter Ended June 30, 2023	5.51%	10.24%	6.75%
For the Quarter Ended March 31, 2023	8.63%	10.45%	7.28%
For the Quarter Ended December 31, 2022	14.61%	11.56%	6.02%
For the Quarter Ended September 30, 2022	(26.47)%	14.81%	13.30%
For the Quarter Ended June 30, 2022	(20.45)%	14.81%	13.29%

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on interest-only investments, during the previous five quarters.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Balance, beginning of period	$157,253	$176,635	$207,812	$241,391	$258,494
Accretion of discount	(10,620)	(11,663)	(11,128)	(12,989)	(17,408)
Purchases	—	—	—	—	—
Sales	—	—	(17,935)	—	—
Elimination in consolidation	—	—	—	—	—
Transfers from/(to) credit reserve, net	(1,311)	(7,719)	(2,114)	(20,590)	305
Balance, end of period	$145,322	$157,253	$176,635	$207,812	$241,391

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of a pandemic or other national or international crisis on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; our ability to consummate proposed transactions; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that the financial information in this press release is based on Company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.